Exhibit 10.11
Employment Agreement
Universal Biosensors Pty Ltd
ACN 098 234 309
Alastair Hodges

Contents

1.	Definitions and Interpretation	3
2.	Interpretation	4
3.	Appointment	4
4.	Term	5
5.	Position and Duties	5
6.	Remuneration and Benefits	6
7.	Confidential Information	7
8.	Cessation of Employment Obligations	8
9.	Intellectual Property	8
10.	Termination	9
11.	Non Competition	11
12.	Notice	12
13.	No Assignment	12
14.	Governing Law	12
15.	Counterparts	12
Universal Biosensors Pty Ltd — 2006 Employment Agreement

Employment Agreement
Parties
1.	Universal Biosensors Pty Ltd ACN 098 234 309 of 103 Ricketts Road Mount Waverley, Victoria 3149, Australia (Company).

2.	Alastair Hodges of 15 Jasmine Court, Blackburn South, Victoria 3130, Australia (Employee).
Recital
A.	The Employee commenced employment with the Company on the Commencement Date. The Employee was previously employed pursuant to an employment agreement which has expired.

B.	This agreement sets out the terms and conditions on which the Company has agreed to continue to employ the Employee.
Operative clauses
1.	Definitions and Interpretation

In this agreement, unless the context other wise requires:

Business means the research and development activities of the Company;

Business Day means any day on which trading banks are open for business in Melbourne, Australia (other than a Saturday or a Sunday);

Confidential Information means any information obtained by the Employee in the course of the Employment whether in written, electronic or oral form and including:
a.	all commercial information about the Company and the Business and persons with whom the Company and Business deal from time to time;

b.	all commercial information about the business, financial plans and strategy of the Company including without limitation any mining or processing lease arrangements and sales and marketing information;

c.	all trade secrets, know-how and other processes of the Business; and

d.	any information marked “confidential” or which the Company inform the Employee is confidential or a trade secret;
but excluding:
e.	information in the public domain at the date of this agreement;
Universal Biosensors Pty Ltd — 2006 Employment Agreement

f.	information which comes into the public domain after the date of this agreement otherwise than by breach of the Employee’s obligation of confidentiality contained in this agreement; and

g.	information which the Employee lawfully possessed before obtaining it in the course of the Employment;
EBIT means earnings before interest and tax;
Effective Date means the date set out in item 2 of the schedule to this agreement
Employment means the employment of the Employee by the Company commencing on the Commencement Date.
2.	Interpretation
In this agreement, unless the context otherwise requires:
2.1	headings do not affect interpretation;

2.2	singular includes plural and plural includes singular;

2.3	words of one gender include any gender;

2.4	reference to a person includes a corporation, joint venture, association, government body, firm and any other entity;

2.5	reference to a party includes that party’s personal representatives, successors and permitted assigns;

2.6	a provision must be read down to the extent necessary to be valid. If it cannot be read down to the extent, it must be severed;

2.7	another grammatical form of a defined expression has a corresponding meaning;

2.8	“$” or “dollars” is a reference to the lawful currency of Australia.
3.	Appointment
3.1	Employment

The Company continues to employ the Employee on the terms of this agreement.
Universal Biosensors Pty Ltd — 2006 Employment Agreement

3.2	Location

The Employee will be based in Victoria, Australia unless otherwise agreed by the Company and the Employee. The Employee may be required to travel from time to time as the business dictates.
4.	Term
4.1	Start

The Employee commenced employment with the Company on the Commencement Date. This agreement takes effect from the Effective Date.

4.2	End

The Employment ends on the date set out in item 3 of the schedule (as extended from time to time under clause 4.3) or such earlier date the Employment ceases or is terminated under this agreement.

4.3	Extensions

At least 3 months prior to the expiry of the term of the Employment in accordance with clause 4.2 or by prior application of this clause 4.3, the parties will meet to negotiate the terms of a replacement employment agreement. If the parties do not meet during that 3 month period or, if they fail to negotiate a replacement agreement during that period, the Employment is automatically extended for a further 12 calendar months on the same terms and conditions as this agreement.
5.	Position and Duties
5.1	Title

The Employee is to be employed in the role and with the title set out in item 4 of the schedule. The Company may from time to time change the title.

5.2	Responsibilities

The Employee will be responsible for the matters or activities described in item 5 of the schedule. The Company may from time to time alter the duties or activities of the Employee.

5.3	Duties

The Employee must:
5.3.1	report as directed by their supervisor or Company senior management in relation to the matters or activities for which the Employee is responsible;
Universal Biosensors Pty Ltd — 2006 Employment Agreement

5.3.2	observe all Company policies, rules, regulations and directions;

5.3.3	perform the responsibilities for which the Employee is employed faithfully and to the best of the Employee’s ability and the parties will consult with each other where necessary to enable the Employee to properly perform his responsibilities;

5.3.4	use the Employee’s best endeavours in the furtherance of the business of the Company; and

5.3.5	work during normal business hours and other hours reasonably required by the Company.
5.4	Exclusivity

The Employee will devote his time and attention exclusively to the Business and affairs of the Company.
6.	Remuneration and Benefits
6.1	Salary
6.1.1	On and from the Effective Date, the Employee is entitled to a salary of the amount set out in item 6 of the schedule.

6.1.2	The salary is to be paid by equal monthly installments into a bank account nominated by the Employee.
6.2	Salary Review

The annual salary in clause 6.1 is to be reviewed at the interval set out in item 7 of the schedule. Any increase is to be effective on such review date even if the determination of the amount of salary increase occurs later.

6.3	Other Benefits

The Employee will be entitled to:
6.3.1	leave –annual leave as required by law to be taken at times to be agreed with the Company;

6.3.2	sick leave and long service leave – in accordance with the law;

6.3.3	expenses – reimbursement of expenses properly incurred in the course of the Employment subject to provision to the Company of receipts and related documentation in accordance with the policies and procedures established by the Managing Director from time to time; and
Universal Biosensors Pty Ltd — 2006 Employment Agreement

6.3.4	superannuation payments – in accordance with the law,

6.3.5	other benefits set out in item 8 of the schedule.
6.4	For the avoidance of doubt, all of the Employee’s entitlements accrue from the Commencement Date.
7.	Confidential Information
7.1	Maintenance of Confidentiality

During and after the Employment, the Employee may use or disclose Confidential Information only for the following purposes:
7.1.1	to perform the Employee’s responsibilities and discharge the Employee’s duties under this agreement;

7.1.2	if the Company has otherwise consented in writing;

7.1.3	if required by statute or law; or

7.1.4	if required to be used or disclosed by the Employee in connection with any actual, prospective or threatened legal proceedings.
7.2	Security

The Employee must:
7.2.1	keep the Confidential Information in the Employee’s custody or control (to the extent not within the custody or control of the Company);

7.2.2	keep the Confidential Information in a reasonably secure manner;

7.2.3	immediately notify the Company of any suspected or actual unauthorised use, copying or disclosure of Confidential Information of which the Employee becomes aware;

7.2.4	at the Company’s expense, provide any assistance reasonably requested by the Company from time to time in relation to any proceedings the Company may institute to protect the Confidential Information from unauthorised use, copying or disclosure;

7.2.5	not make any unauthorised copies of the whole or any part of the Confidential Information; and

7.2.6	if required by the Company, mark copies of Confidential Information “confidential”.
Universal Biosensors Pty Ltd — 2006 Employment Agreement

7.3	Continuing Obligations

The obligations of the Employee under this clause 7, survive termination of the agreement.
8.	Cessation of Employment Obligations

Upon cessation of the Employment, the Employee must:
8.1	deliver all Confidential Information in the Employee’s custody or control to the Company or at the Company’s direction.

8.2	delete all Confidential Information held in electronic or other media form in the Employee’s custody or control; and

8.3	if requested by the Company, provide a certificate confirming that the Employee has complied with its obligations under this clause.
9.	Intellectual Property
9.1	Disclosure

The Employee must promptly, fully and effectively disclose to the Company or its nominee in such form as the Company may reasonably require, full details of:
9.1.1	each and every invention (whether patentable or not), design (whether registerable or not), trademark or service mark;

9.1.2	any copyright material;

9.1.3	any trade secret or other Confidential Information;

9.1.4	any computer program material (including source codes, algorithms, logical ideas, concepts and processes, charts, tables and diagrams);

9.1.5	processes, know-how or improvements;

9.1.6	literary, artistic or other copyrightable works; and

9.1.7	any other intellectual property of any kind,
made, written, developed or discovered by the Employee (whether alone or with others) in the course of the Employment (whether in or out of working hours) and whether or not capable of statutory protection.
Universal Biosensors Pty Ltd — 2006 Employment Agreement

9.2	Assignment

In exchange for the benefits conferred on the Employee during the course of the Employment, the Employee agrees that by reason of this clause, all Intellectual Property created during the course of the Employment (whether in or out of working hours) belongs to and is the property of the Company or its nominee. Accordingly the Employee must:
9.2.1	at the request and expense of the Company; and

9.2.2	without additional compensation from the Company,
sign all such documents or instruments (including assignment deeds) and do all such things as may be necessary to vest, confirm, perfect and record the ownership by the Company or its nominee throughout the world of its right, title and interest to any Intellectual Property and to enable the Company or its nominee to acquire and preserve such rights and to have the full enjoyment of such rights.

9.3	The Employee consents to:
9.3.1	all acts or omissions by the Company in relation to the Employee’s moral rights in all Intellectual Property; and

9.3.2	the infringement of the Employee’s moral rights in all Intellectual Property by the Company, its licensees, assignees and successors in title and any person authorised by the Company at the absolute discretion of the Company and without reference to the Employee.
9.4	Continuing Obligations

The obligations of the Employee under this clause 9, survive termination of the agreement.
10.	Termination
10.1	Resignation or Retirement
10.1.1	The Employee may resign or retire by giving not less than 3 months written notice to the Company. The Company may pay the Employee for the notice period in lieu of notice, or require the Employee to work some of the notice period and pay the Employee in lieu for the balance of the period.

10.1.2	The resignation or retirement is effective on expiry of the notice period notified in accordance with clause 10.1.1.
Universal Biosensors Pty Ltd — 2006 Employment Agreement

10.2	Termination for incapacity
10.2.1	The Company may terminate the Employment at anytime if the Employee is mentally or physically unfit to perform the Employee’s responsibilities and discharge the Employee’s duties under this agreement for a total of 2 months in any 12 month period.

10.2.2	The Company must give the Employee not less than 1 month’s written notice of its intention to terminate under this clause 10.2.
10.3	Termination for cause

The Company may terminate the Employment at any time with immediate effect for cause, by giving written notice to the Employee specifying the cause of termination. For the purpose of this agreement “cause” means:
10.3.1	default by the Employee in the performance of the Employee’s responsibilities or the discharge of the Employee’s duties under this agreement;

10.3.2	fraudulent or dishonest conduct by the Employee;

10.3.3	intemperate use of alcohol or drugs by the Employee;

10.3.4	conviction of the Employee for the commission of a felony; or

10.3.5	willful or intentional injury to the Company’s Business or affairs.
10.4	Termination by Company on Notice

The Company may terminate the Employment at any time by giving 3 months written notice to the Employee. The Company may pay the Employee for the notice period in lieu of notice, or require the Employee to work some of the notice period and pay the Employee in lieu for the balance of the period.

10.5	Reasonableness

The Employee acknowledges that the periods of notice or lack of a period of notice, as the case may be, as set out in this clause 10, are fair and reasonable.

10.6	Accrued Rights

Termination of the Employment does not affect:
10.6.1	any accrued rights or remedies one party may have against another in connection with this agreement arising prior to termination; or
Universal Biosensors Pty Ltd — 2006 Employment Agreement

10.6.2	any accrued or future entitlement to any bonus under and in accordance with clause 6.3
10.7	Obligations on Termination or Cessation of Employment
10.7.1	Termination or cessation of the Employment does not affect the Employee’s obligations under clauses 7, 8, 9 or 11.

10.7.2	On termination or cessation of the Employment, the Employee must also deliver to the Company or its nominee:
(a)	all property belonging to or leased by the Company in the Employees control (including, without limitation, stationery, cheque books, books, documents, records, disks, access cards, keys, telephones, computers, credit cards and vehicles)

(b)	computer log-in codes and all other passwords and access codes; and

(c)	the matters required to be returned under clause 8.
10.8	Extension of Service

This agreement can be extended as per clause 4.4.

10.9	Redundancy

No “redundancy” or other termination payments, other than those set out in this agreement are payable.
11.	Non Competition
11.1	Covenant
11.1.1	On termination of the Employment for any reason, if requested by the Company:
(a)	the provisions of clause 11.1.2 apply for up to 12 months after the Employment is terminated as well as applying during the period of the Employment; and

(b)	the provisions of clause 11.1.3 apply for up to 12 months after the Employment is terminated.
11.1.2	The Employee, if requested by the Company, must not, whether directly or indirectly and whether on his own account or on behalf of any other person or entity carry on, be engaged in, or be associated with, a business similar to the business carried on by the Company.
Universal Biosensors Pty Ltd — 2006 Employment Agreement

11.1.3	The Employee, if requested by the Company, must not, whether directly or indirectly and whether on his own account or on behalf of any other person:
(a)	induce or attempt to induce any person to leave the employment of the Company; or

(b)	interfere with or seek to interfere with the relationship between the Company (on one hand) and any third party (on the other hand).
11.2.	Consideration by Company

If the Company requests that the Employee undertake the provisions set out in clauses 11.1.1, 11.1.2 and/or 11.1.3, then the Company shall pay to the Employee the equivalent of their salary just prior to the termination of the Employment, for the period set out in clauses 11.1.1, 11.1.2 and/or 11.1.3.

11.3	Reasonableness

The Employee acknowledges that the prohibitions and restrictions contained in this clause 11 are reasonable in the circumstances and necessary to protect the Company and the Business and its goodwill.
12.	Notice

Notices or other communications must be given in writing in the English language to the address of the party listed at the beginning of this agreement or such other address as the party may notify to the other for the purpose of this agreement. The notice or communication may be delivered to the person’s address or facsimile.

13.	No Assignment

Neither party may:
13.1	assign its rights under this agreement to a third party; or

13.2	cause a third party to assume its obligations under this agreement.
14.	Governing Law

This agreement is governed by the law of Victoria.

15.	Counterparts

This agreement may be executed in any number of counterparts. A counterpart may be a facsimile. Together all counterparts make up one document.
Universal Biosensors Pty Ltd — 2006 Employment Agreement

EXECUTED as an agreement with effect from 1 April 2002.
Signed for and behalf of
UNIVERSAL BIOSENSORS PTY LTD
/s/ Mark Morrisson
Managing Director

Signed by Alastair Hodges in the presence of:	/s/ Alastair Hodges
Alastair Hodges
/s/ B. Verity
Witness
B. Verity
Name (please print)
Universal Biosensors Pty Ltd — 2006 Employment Agreement

SCHEDULE

Item 1

Commencement Date:	1 April 2002

Item 2

Effective Date	1 April 2006

Item 3

End Date:	3 years from the Effective Date or longer at the discretion of the Company.

Item 4

Title:	Chief Scientist

Item 5

Responsibilities:	To oversee and assist in implementing the research and development activities of the Company. Supervise the senior research and engineering staff. Formulate new research directions. Prepare patent applications and assist in prosecution of patents and patent applications as necessary. Other duties as required by the directors from time to time.

Item 6

Salary:	$220,138 per annum

Superannuation:	9% or as required by law

Item 7

Salary Review Date:	Annually on 1st February

Item 8

Other Benefits:	Mobile Phone
Universal Biosensors Pty Ltd — 2006 Employment Agreement